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Exhibit 5.1

March 17, 2015

RSP Permian, Inc.
3141 Hood Street, Suite 500
Dallas, Texas 75219

  Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for RSP Permian, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed on March 17, 2015 with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933 (the "Securities Act") of the offer and sale, from time to time, pursuant to Rule 415 of the Securities Act, by:

  (i)
  the Company of shares (the "Primary Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"); and

  (ii)
  the stockholders named as the Selling Stockholders in the Registration Statement of up to (a) 4,600,000 shares of Common Stock (the "Resale Shares" and, together with the Primary Shares, the "Securities").

        We have also participated in the preparation of the prospectus contained in the Registration Statement (the "Prospectus"). The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a "Prospectus Supplement") to the Prospectus.

        In rendering the opinions set forth below, we have reviewed and relied upon (i) the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, (ii) the Registration Statement, including the Prospectus, (iii) certain records of corporate proceedings that have occurred prior to the filing of the Registration Statement, including the resolutions of the board of directors of the Company relating to the Registration Statement, and (iv) such other certificates, statutes and other instruments and documents as we considered necessary or appropriate for the purpose of rendering the opinions set forth below. In addition, we have reviewed such questions of law as we considered necessary or appropriate. As to matters of fact relevant to the opinions expressed below, and as to factual matters arising in connection with our review of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

        For purposes of rendering the opinions set forth below, we have made the following assumptions:

  (i)
  the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

  (ii)
  a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

  (iii)
  each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;

  (iv)
  each person signing the documents that we reviewed has the legal capacity and authority to do so;

  (v)
  each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

  (vi)
  all Securities will be issued and sold in compliance with applicable federal and state securities laws and all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company, and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement;

  (vii)
  at the time of the issuance of the Primary Shares, the Company will validly exist and be duly qualified and in good standing under the laws of the State of Delaware and the Company will have the necessary organizational power and authority to issue the Primary Shares;

  (viii)
  at the time of any offering or sale of any Primary Shares, the Company will have authorized or created and made available for issuance the number of shares of Common Stock set forth in such offering or sale; and

  (ix)
  any definitive purchase, underwriting or similar agreement with respect to the Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

        Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

  (1)
  The Primary Shares will be duly authorized and validly issued, fully paid and non-assessable when (a) the board of directors of the Company (the "Board") has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, and (b) certificates representing the Primary Shares have been duly executed, registered and delivered in accordance with any applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein (provided that such consideration is not less than the aggregate par value of the Primary Shares); and

  (2)
  The Resale Shares have been duly authorized and are validly issued, fully paid and non-assessable.

        Our opinion is qualified in the following respects:

  (i)
  we express no opinion concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws;

  (ii)
  our opinions herein are limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and we do not express any opinion as to the applicability of, or the effect thereon, of the laws of any other jurisdiction;

  (iii)
  we express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom; and

  (iv)
  our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.

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  Exhibit 5.1